® ® Phone. Internet. Cable. Community. Phone. Internet. Cable. Community. Investor Presentation – Acquisition of PrairieWave Communications January 9, 2007 Exhibit 99.2

Forward-Looking Statements
Forward-Looking Statements
This document contains various “forward-looking
statements” within the meaning of section 27A or the
Securities Act of 1933, as amended, and Section 21E of
the Securities Exchange Act of 1934, as amended, which
represent our expectations concerning future events,
including, without limitation, projections of EBITDA and
liquidity and statements of expected revenue growth.
Actual results could differ materially, including, without
limitation, as a result of unexpected demands of liquidity,
the effect of economic conditions generally, competition,
increases in interest rates, programming costs or other
costs and the other risks identified in our reports filed
with the Securities and Exchange Commission.

Overview of Acquisition
Overview of Acquisition
On January 9, 2007 Knology announced the signing of a definitive purchase agreement to acquire PrairieWave
—
$255 million cash consideration
—
Purchase price represents approximately 7.5x PrairieWave 2006E EBITDA excluding cost savings
PrairieWave is the broadband communications industry leader in South Dakota, providing bundled communications services
—
Operates in secondary and tertiary markets passing over 100,000 marketable homes and
11,000 businesses
—
Serves approximately 56,000 residential and 7,200 commercial customers representing
57% total customer penetration
—
Customers represent over 156,000 total revenue generating units (“RGUs”)
46,000 video subscribers
70,000 voice subscribers
40,000 data subscribers
State-of-the-art 750/860 MHz hybrid fiber-coaxial interactive broadband network with four headends

Overview of Acquisition – cont.
Overview of Acquisition – cont.
PrairieWave expects to generate revenue of approximately $88 million and EBITDA of approximately $34 million in 2006
—
Knology expects $4 million in annual cost savings once the two companies are fully integrated
—
The transaction is expected to close in the second quarter of 2007
—
Knology has received committed financing from Credit Suisse to fund the transaction

Merger Highlights
Merger Highlights
Strategic acquisition that combines companies with similar business models and philosophies
—
Fully-integrated triple play providers in secondary and tertiary markets with long history of successfully competing against incumbent providers
Adds meaningful scale and scope
—
Increases RGUs, revenue, EBITDA and unlevered free cash flow by 34%, 35%,
50% and 52%, respectively
Geographically diversifies Knology’s asset portfolio
Significantly-increases
Knology’s business customer base
Combines two companies with state-of-the-art fully upgraded networks
– future capital expenditures are predominately success-based
Opportunity to realize annual cash cost savings of $4 million per year

Merger Highlights – cont.
Merger Highlights – cont.
Knology maintains financial and operational flexibility
—
Free cash flow accretive in year one
—
Moderate increase in leverage with ability to delever based on robust free cash flow

PrairieWave Footprint

South Dakota
Minnesota
Iowa
St. Onge
Whitewood
Lead
Piedmont
Summerset
Rapid City
Madison
Colman
Pipestone
Lake Wilson
Edgerton
Luverne
Adrian
Canton
Vermillion
North Sioux City
Storm Lake
Legend
Owned Fiber Route
Leased Fiber Route
PrairieWave Edge-Out Markets
PrairieWave Service Markets

Operations - September 30, 2006	
Video Subscribers	45,691
Telephony Subscribers	69,772
Data Subscribers	40,844
Total RGUs	156,307
ARPU	$99.34

Note: Data Subs include 4,403 Dialup RGUs

7

PrairieWave Will Meaningfully Increase Knology’s Scale
PrairieWave Will Meaningfully Increase Knology’s Scale
As of September 30, 2006
Combined
Knology PrairieWave without Cost Savings
Total Homes Passed 755,568 111,010 866,578
Basic Subscribers 178,708 45,691 224,399
% of Homes Passed 23.7% 41.2% 25.9%
HSD Subscribers 119,397 36,441 155,838
% of Basic 66.8% 79.8% 69.4%
% of Homes Passed 15.8% 32.8% 18.0%
Telephony Subscribers 160,362 69,772 230,134
% of Basic 89.7% 152.7% 102.6%
% of Homes Passed 21.2% 62.9% 26.6%
Total Dial-up RGUs 4,403 4,403
Residential RGUs 408,995 126,932 535,927
Business RGUs 49,472 29,375 78,847
Total RGUs 458,467 156,307 614,774
2006 Revenue Guidance $255 $88 $343
2006 EBITDA Guidance $66 $34 $100

Integration Plan
Integration Plan
Cost Savings Opportunities
—
Call center consolidation and efficiencies
—
NOC / Dispatch consolidation and efficiencies
—
Technology utilization
—
Purchasing
CPE, insurance, professional services, marketing and
advertising
—
Reduced G&A and corporate efficiencies
—
Billing / Accounting systems

Sioux Valley

citi

Avera
McKennan Hospital
& University Health Center
We're Caring for Life

HSBC

WELLS FARGO

Overview of PrairieWave Markets
Overview of PrairieWave Markets
Operations in small to mid-sized communities in two market territories
—
Incumbent local exchange carrier in portions of one market territory (ILEC started in 1902)
Largest market is in areas surrounding Sioux Falls, the largest city in South Dakota
—
One of the fastest growing mid-major cities in the U.S., with 8% projected population growth rate through 2010
—
Lincoln County is the ninth fastest growing county in the U.S.
—
Largest employers include Sioux Valley Hospitals, Avera McKennan Hospital, Citibank
South Dakota, HSBC Card Services and Wells Fargo
Significant presence in Rapid City, the second largest city in South Dakota
—
Closest city to Mount Rushmore
—
Increased tourism and relocations due to low cost-of-living
Technology savvy population
Both metropolitan areas exhibit similar characteristics to Knology’s existing markets

PrairieWave Customers Subscribe to Multiple Products
PrairieWave Customers Subscribe to Multiple Products
Over 77% of PrairieWave’s residential customers subscribe to a two or three product bundles.
Single
Product
23%
2 Product
Bundle 32%
3 Product
Bundle 45% Single
Product
49%
2 Product
Bundle
39%
3 Product
Bundle
12%
Residential Customers Business Customers

Midcontinent Communications

Charter Communications

Mediacom

DIRECTV

dish Network

Qwest

Competition
Competition
Competes in approximately 60% of PrairieWave’s markets.
Offers a triple play solution and has been a solid competitor
Limited
overlap-–-in
approximately 15% of
PrairieWave’s
markets each
Neither currently offers triple play in these markets
Incumbent telephone provider
Not yet launched own video product; partners with DIRECTV
Coverage areas spotty in parts of PrairieWave’s territory
Focused on video-only solution

® ® Phone. Internet. Cable. Community. Phone. Internet. Cable. Community.